UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 12, 2014
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective August 12, 2014, Kingstone Companies, Inc. (the “Company”) adopted the 2014 Equity Participation Plan (the “2014 Plan”) pursuant to which, subject to shareholder approval of the 2014 Plan, 700,000 shares of common stock of the Company are authorized to be issued pursuant to the grant of stock options, stock appreciation rights, restricted stock and stock bonuses.

Effective August 12, 2014, the Company entered into an amendment to its employment agreement with Barry Goldstein, its President, Chairman of the Board and Chief Executive Officer, pursuant to which the term of the employment agreement was extended from December 31, 2014 to December 31, 2016 and, effective July 1, 2014 and continuing through the term of the agreement, Mr. Goldstein’s annual base salary was increased to $575,000 and his bonus was revised to equal 6% of the Company’s consolidated income from operations before taxes, net of the Company’s consolidated net investment income and net realized gains on sales of investments.  In addition, in consideration of Mr. Goldstein entering into the amendment, the Company paid him a bonus in the amount of $62,500.

Concurrently with the amendment, the Company granted to Mr. Goldstein, pursuant to the Company’s 2005 Equity Participation Plan, a five year option for the purchase of 200,000 shares of common stock at an exercise price of $6.73 per share, exercisable to the extent of 62,500 shares on the date of grant and each of the initial two anniversary dates of the grant and 12,500 shares on the third anniversary date of the grant.  In addition, the Company granted to Mr. Goldstein, pursuant to the 2014 Plan, a five year option for the purchase of 50,000 shares of common stock at an exercise price of $6.73 per share, exercisable on the third anniversary of the date of the grant.  The 50,000 share option grant is subject to shareholder approval of the 2014 Plan.  Pursuant to the stock option agreements with Mr. Goldstein, the Company agreed that, under certain circumstances following a change of control of the Company, and the termination of his employment, or in the event Mr. Goldstein’s employment with the Company is terminated by the Company without cause or he resigns with good reason (each as defined in his employment agreement), all of the options granted to Mr. Goldstein would become exercisable and would remain exercisable until the first anniversary of the termination date.

The foregoing descriptions of the 2014 Plan, the amendment to Mr. Goldstein’s employment agreement with the Company and the stock option agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the 2014 Plan, the amendment and the stock option agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Kingstone Companies, Inc. 2014 Equity Participation Plan

	10.2	Amendment No. 5, dated as of August 12, 2014, to Employment Agreement between Kingstone Companies, Inc. and Barry B. Goldstein

	10.3	Stock Option Agreement, dated as of August 12, 2014, between Kingstone Companies, Inc. and Barry B. Goldstein

	10.4	Stock Option Agreement, dated as of August 12, 2014, between Kingstone Companies, Inc. and Barry B. Goldstein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: August 14, 2014	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President